UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 18, 2019
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-35070	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange which registered
Common Stock	BPFH	NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
☐Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.     Other Events
On October 18, 2019, Boston Private Financial Holdings, Inc. (the “Company”) announced that during the third quarter of 2019, the Company reorganized its business segments to reflect a new operating structure following the previously-announced merger of its wholly-owned subsidiaries, KLS Professional Advisors Group, LLC and Boston Private Wealth LLC. Beginning with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, the Company will present its financials in two reportable segments: (i) Private Banking and (ii) Wealth Management and Trust. The Private Banking segment will consist of the Company’s wholly-owned subsidiary, Boston Private Bank & Trust Company (the "Bank") (other than the trust operations of the Bank), and the Wealth Management and Trust segment will consist of Boston Private Wealth LLC and the trust operations of the Bank. This change comes as a result of the Company’s assessment of its reportable segments under Accounting Standards Codification 280, Segment Reporting (formerly, FAS 131, Disclosures about Segments of an Enterprise Related Information). The two reportable segments will be used for internal and external reporting purposes and the financial performance of the Company will be managed and evaluated separately according to these two segments. The results of the Company majority-owned subsidiary, Dalton, Greiner, Hartman, Maher & Co., LLC, will be included in the Company-only results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/s/ STEVEN M. GAVEN
	Name:	Steven M. Gaven
	Title:	Executive Vice President, Chief Financial Officer
Date: October 18, 2019